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                                                                      Exhibit 23


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the use of our report dated May 23, 1996 and February 10,
1997 relating to certain financial statements of Tice Engineering and Sales, Inc. and to the use of our report dated February 10, 1997 relating to certain financial statements of Tice Technology, Inc. in connection with Form 8-A filed on behalf of Tice Technology, Inc. for the registration of Common Shares and Common Stock Purchase Warrants of Tice Technology, Inc. pursuant to Section 12(g) of the Securities Exchange Act of 1934.



Dated:  March 24, 1997                          Boring & Goins, P.C.




                                                By:  /s/ Roger L. Goins
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                                                Title:  Vice President
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